Exhibit 99.1

Contacts:

Cubist Pharmaceuticals, Inc.	Fleishman-Hillard, Inc.
Eileen C. McIntyre	Jonathan R. Potter
Senior Director, Corporate Communications	(212) 453-2406
(781) 860-8533	potterj@fleishman.com
eileen.mcintyre@cubist.com

CUBICIN APPROVED FOR S. AUREUS BLOODSTREAM INFECTIONS IN SOUTH
KOREA AND TAIWAN

Successful Filings, by Marketing Partners Kuhnil and TTY,
Referenced Cubist’s Landmark SAB/IE Phase 3 Trial

Lexington, MA, August 1, 2007 — Cubist Pharmaceuticals, Inc. (NASDAQ:  CBST) today announced that CUBICIN® (daptomycin for injection) received approvals in July for S. aureus bacteremia, including right-sided infective endocarditis (SAB/RIE), in both South Korea and Taiwan. The recent approval in South Korea includes both complicated skin and skin structure infections (cSSSI) and SAB/RIE. CUBICIN was previously approved in Taiwan (in November of 2006) for cSSSI caused by Gram positive bacteria. The approvals were received by Kuhnil Pharmaceutical Corp. (CUBICIN marketing partner for South Korea) and TTY BioPharm Company, Ltd. (CUBICIN marketing partner for Taiwan.)

Mike Bonney, Cubist President and CEO commented: “I congratulate the regulatory teams at Kuhnil and TTY, as well as the clinical and regulatory teams at Cubist who work closely with our CUBICIN international partners on regulatory filings and reviews. All involved in the development of CUBICIN are proud of the role that this important therapy will continue to play not only in the U.S. but across the globe in the treatment of patients with serious infections, particularly those caused by methicillin-resistant S. aureus (MRSA).”

About CUBICIN

CUBICIN is currently the only once-daily bactericidal antibiotic approved in the U.S. for the treatment of complicated skin and skin structure infections caused by susceptible strains of the following Gram-positive microorganisms: Staphylococcus aureus (including methicillin-resistant strains), Streptococcus pyogenes, S. agalactiae, S. dysgalactiae subsp equisimilis and Enterococcus faecalis (vancomycin-susceptible strains only).  CUBICIN is also approved in the U.S. as therapy for S. aureus bloodstream infections (bacteremia), including right-sided endocarditis, caused by MRSA and MSSA.  CUBICIN is not indicated for the treatment of pneumonia.  Most adverse events reported in clinical trials were mild to moderate in intensity.  The most common were anemia, constipation, diarrhea, nausea, vomiting, injection site reactions, and headache.  To reduce the development of drug-resistant bacteria and maintain the effectiveness of CUBICIN, CUBICIN should be used only to treat or prevent infections that are proven or strongly suspected to be caused by bacteria susceptible to CUBICIN. For full prescribing information, visit www.cubicin.com.

About Cubist

Cubist Pharmaceuticals, Inc. is a biopharmaceutical company focused on the research, development and commercialization of pharmaceutical products that address unmet medical needs in the acute care environment.  In the U.S., Cubist markets CUBICIN® (daptomycin for injection), the first antibiotic in a new class of antiinfectives called lipopeptides.   The Cubist product pipeline includes our lipopeptide

program and our natural products screening program.  Cubist is headquartered in Lexington, MA.  Additional information can be found at Cubist’s web site at www.cubist.com.

Cubist Safe Harbor Statement

Statements contained herein that are not historical fact may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and such statements are subject to a variety of risks and uncertainties.  There are a number of important factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statements made by Cubist.  These factors include, but are not limited to: (i)  the level of acceptance of CUBICIN by physicians, patients, third-party payors and the medical community; (ii)   any changes in the current or anticipated market demand or medical need for CUBICIN; (iii)   any unexpected adverse events related to CUBICIN, particularly as CUBICIN is used in the treatment of a growing number of patients around the world; (iv)  competition in the markets in which we and our partners market CUBICIN, including marketing approvals for new products that will be competitive with CUBICIN; (v)  whether the U.S. Food and Drug Administration, or FDA, accepts proposed clinical trial protocols that may be achieved in a timely manner for additional studies of CUBICIN or any other drug candidate we seek to enter into clinical trials; (vi)  whether we will receive, and the potential timing of, regulatory approvals or clearances to market CUBICIN in other countries; (vii)     legislative and policy changes in the United States and other jurisdictions where our products are sold that may affect the ease of getting a new product or a new indication approved; (viii)   changes in government reimbursement for our or our competitors’ products; (ix)  whether or not third parties may seek to market generic versions of our products by filing Abbreviated New Drug Applications, or ANDAs, with the FDA, and the results of any litigation that we file to defend and/or assert our patents against such generic companies; (x) our ability to conduct successful clinical trials in a timely manner; (xi) the effect that the results of ongoing or future clinical trials of CUBICIN may have on its acceptance in the medical community; (xii)  the ability of our third party manufacturers, including our single source provider of active pharmaceutical ingredient, or API, to manufacture sufficient quantities of CUBICIN in accordance with Good Manufacturing Practices and other requirements of the regulatory approvals for CUBICIN and at an acceptable cost; (xiii) our dependence upon collaborations with our partners and our partners’ ability to execute on development, regulatory and sales expectations in their territories; (xiv) our ability to finance our operations; (xv) the effectiveness of our sales force and our sales force’s ability to access targeted physicians; (xvi) potential costs resulting from product liability or other third party claims; (xvii) our ability to protect our proprietary technologies; (xviii)  our ability to integrate successfully the operations of any business that we may acquire and the potential impact of any future acquisition on our financial results; (xix) our ability to discover, acquire or in-license drug candidates and develop and achieve commercial success for drug candidates; and (xx) a variety of risks common to our industry, including ongoing regulatory review, public and investment community perception of the industry, legislative or regulatory changes, and our ability to attract and retain talented employees.

Additional factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statements are contained in Cubist’s recent filings with the Securities and Exchange Commission, including those factors discussed under the caption “Risk Factors” in such filings.

Cubist and CUBICIN are registered trademarks of Cubist Pharmaceuticals, Inc.

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